EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-3 (File No. 333-262551) of Inhibikase Therapeutics, Inc., and

•	Form S-8 (File No. 333-259555) pertaining to the Inhibikase Therapeutics, Inc. 2020 Equity Incentive Plan of Inhibikase Therapeutics, Inc.;

of our report dated March 31, 2023, with respect to the consolidated financial statements of Inhibikase Therapeutics, Inc. and Subsidiary included in this Annual Report (Form 10-K) of Inhibikase Therapeutics, Inc. and Subsidiary for the years ended December 31, 2022 and December 31, 2021.

/s/ CohnReznick LLP
Holmdel, New Jersey
March 31, 2023